Exhibit 10.4

Officer Form

NON-QUALIFIED
STOCK OPTION AWARD AGREEMENT
UNDER THE RENT−A−CENTER, INC.
2021 LONG−TERM INCENTIVE PLAN

THIS STOCK OPTION AGREEMENT (the “Award Agreement”) is made and entered into as of the [___] day of [_______], 202[__] (the “Grant Date”), by and between RENT−A−CENTER, INC., a Delaware corporation (the “Company”), and [____________] ( the “Optionee”).

W  I   T   N  E   S   E   T   H:

WHEREAS, pursuant to the Rent-A-Center, Inc. 2021 Long-Term Incentive Plan (the “Plan”), the Company desires to grant to the Optionee, and the Optionee desires to accept, an option to purchase shares of the Company’s Common Stock (each, a “Share”), upon the terms and conditions set forth in this Award Agreement and the Plan. Capitalized terms that are used but not defined in this Award Agreement have the meaning as set forth in the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

1.             Grant & Tax Status. The Company hereby grants to the Optionee an option to purchase up to [______] Shares, at a purchase price of $[_______] per share pursuant to the Plan. This option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.               Term. Unless sooner terminated in accordance herewith or the Plan, this option will automatically expire on the tenth anniversary of the date hereof.

3.            Vesting Schedule. Except as otherwise provided herein, this option shall become vested and exercisable in accordance with the following schedule, provided that the Optionee remains in continuous employment or other service with the Company or its subsidiaries through each applicable vesting date:

Vesting Date	Percentage of Option that is Vested On or After Such Vesting Date
[Grant Date]	[__]%
[____] Anniversary of Date of Grant	[__]%
[____] Anniversary of Date of Grant	[__]%
[____] Anniversary of Date of Grant	[__]%
[____] Anniversary of Date of Grant	[__]%

In no event may this option be exercised for a fraction of a Share.

4.             Non-Transferability. This option may not be assigned or transferred except upon the Optionee’s death to a beneficiary designated by the Optionee in a manner prescribed or approved for this purpose by the Committee) or, if no designated beneficiary shall survive the Optionee, pursuant to the Optionee’s will or by the laws of descent and distribution. During the Optionee’s lifetime, this option may be exercised only by the Optionee or the Optionee’s guardian or legal representative. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the inter vivos transfer of this option by gift to any “family member” (within the meaning of Item A.1.(5) of the General Instructions to Form S-8 or any successor provision), on such terms and conditions as the Committee deems appropriate.

5.            Termination of Employment or other Service.

(a)               If the Optionee’s employment or other service with the Company or its subsidiaries is terminated due to the Optionee’s death or Disability (as defined below), then: (i) that portion of this option, if any, that is vested and exercisable on the date of termination shall remain exercisable by the Optionee (or, in the event of death, the Optionee’s designated beneficiary or, if no designated beneficiary survives the Optionee, by the person or persons to whom the Optionee’s rights under this option shall pass pursuant to the Optionee’s will or by the laws of descent and distribution, whichever is applicable) during the twelve (12) month period following the date of termination but in no event after expiration of the stated term hereof and, to the extent not exercised during such period, shall thereupon terminate, and (ii) that portion of this option, if any, that is not exercisable on the date of termination shall thereupon terminate. As used herein, the term “Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The determination of whether or not the Optionee’s employment or other service is terminated by reason of Disability shall be in the sole and absolute discretion of the Committee.

(b)               If the Optionee’s employment or other service is terminated by the Company or its subsidiaries for Cause (as defined below), then this option (whether or not then vested and exercisable) shall immediately terminate and cease to be exercisable. Prior to a Change in Control, “Cause shall mean (A) if the Optionee is a party to a transition or employment agreement with the Company, which agreement includes a definition of “Cause,” “Cause” as defined in that agreement or (B) if the Optionee is not a party to such a transition or employment agreement, “Cause” shall be determined by the Committee in its discretion. Following a Change in Control, “Cause” shall mean (y) if the Optionee is a party to a transition or employment agreement with the Company, which agreement includes a definition of “Cause,” “Cause” as defined in that agreement or (z) if the Optionee is not a party to such a transition or employment agreement, “Cause” means the occurrence of any of the following: (1) the Optionee’s conviction of, or plea of guilty or no contest to, any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof or under the laws of any other jurisdiction, (2) the Optionee’s participation in, a fraud or theft against the Company or any customer, related party or client of the Company, (3) the Optionee’s engagement in gross misconduct that causes financial or reputation harm to the Company, or (4) the Optionee’s material breach of the Company’s written policies.

(c)               Except as set forth in Section 6 below, if the Optionee’ s employment or other service with the Company or its affiliates is terminated for any reason other than those set forth in Section 5(a) or (b) above, then: (i) that portion of this option, if any, that is vested and exercisable on the date of termination shall remain exercisable by the Optionee during the three (3) month period following the date of termination but in no event after expiration of the stated term hereof and, to the extent not exercised during such period, shall thereupon terminate, and (ii) that portion of this option, if any, that is not vested and exercisable on the date of termination shall thereupon terminate.

6.             Change in Control. Notwithstanding the foregoing, in the event of a Change in Control, the options granted under this Award Agreement will be treated in accordance with Section 13(b) of the Plan. For purposes of Section 13(b)(i) of the Plan, “Good Reason” means (A) if the Optionee is a party to a transition or employment agreement with the Company, which agreement includes a definition of “Good Reason,” “Good Reason” as defined in that agreement or (B) if the Optionee is not a party to such a transition or employment agreement, “Good Reason” means the occurrence of any of the following: (1) the transfer of the Optionee’s primary work location to a new primary work location that is more than 50 miles from the Optionee’s primary work location in effect immediately before a Change in Control, or (2) a diminution of the Optionee’s base salary in effect immediately before a Change in Control by more than 10%, other than as part of an across-the-board salary reduction that includes senior management of the Company.

7.             Restoration. The Optionee has been provided and is privy to intellectual property, trade secrets and other confidential information of the Company. For two years following the Optionee’s termination of employment or other service with the Company or its affiliates, the Optionee has agreed not to engage in any activity or provide any services which are similar to or competitive with the Company’s business. For the same two year period, the Optionee also agreed not to solicit or induce, or cause or permit others to solicit or induce, any employee to terminate their employment or other service with the Company or its affiliates. These covenants are set forth and agreed to in the Loyalty and Confidentiality Agreement between the Optionee and Company (“Loyalty Agreement”). The parties hereto understand and agree that the promises in this Award Agreement and those in the Loyalty Agreement, and not any employment of or other services performed by the Optionee in the course and scope of that employment or other services, are the sole consideration for the Shares covered by this Award Agreement. Further, it is agreed that should the Optionee violate or be in breach of any restrictions set forth herein or in the Loyalty Agreement (which determination shall be made in the discretion of the Committee), (a) the Optionee shall immediately return to the Company any Shares which were received hereunder, (b) the Optionee shall immediately send to the Company at the address below in the form of a check, (i) the proceeds from any Shares received hereunder that were sold to a third party or (ii) the Fair Market Value of any Shares received hereunder which were transferred for no consideration to a third party (e.g., a gift or transfer to a trust), provided that the determination of the Fair Market Value of such Shares shall be made by the Committee as of the date of such violation or breach, and (c) all of the Optionee’s rights to the Shares covered by this Award Agreement shall be revoked and the Optionee will have no further rights with respect to the Shares covered by this Award Agreement.

8.             Method of Exercise. This option may be exercised by transmitting to the Secretary of the Company (or such other person designated by the Committee) a written notice identifying the option being exercised and specifying the number of shares being purchased, together with payment of the exercise price and the amount of the applicable tax withholding obligations (unless other arrangements are made for the payment of such exercise price and/or the satisfaction of such withholding obligations). The exercise price and withholding obligation may be paid in whole or in part (a) in cash or by check, (b) by means of a cashless exercise procedure to the extent permitted by law, (c) if permitted by the Committee, by the surrender of previously-owned Shares (to the extent of the Fair Market Value thereof), and/ or (d) subject to applicable law, by any other form of consideration deemed appropriate by the Committee.

9.            Deliveries in Lieu of Shares. In accordance with Section 2(b)(ix) of the Plan, in the sole discretion of the Committee, in lieu of all or any portion of the Shares, the Company may deliver cash, other securities, other awards under the Plan or other property, and all references in this Award Agreement to deliveries of Shares will include such deliveries of cash, other securities, other awards under the Plan or other property.

10.           Stockholder Rights. No Shares will be issued in respect of the exercise of this option until payment of the exercise price and the applicable tax withholding obligations have been made or arranged to the satisfaction of the Company. The holder of this option shall have no rights as a stockholder with respect to any Shares covered by this option until the Shares are issued pursuant to the exercise of this option.

11.          Compliance with Law. The Company will not be obligated to issue or deliver Shares pursuant to this option unless the issuance and delivery of such Shares complies with applicable law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange or market upon which the Common Stock may then be listed. The Company may prevent or delay the exercise of this option if and to the extent the Company deems necessary or advisable in order to avoid a violation of applicable law or its own policies regarding the purchase and sale of Common Stock. If, during the period of any such ban or delay, the term of this option would expire, then the term of this option will be extended for thirty (30) days after the Company removes the restriction against exercise.

12.         Transfer Orders; Legends. Any certificates for Shares delivered under this option shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

13.           No Rights Conferred. Nothing contained in the Plan or this Award Agreement shall confer upon the Optionee any right with respect to the continuation of his or her employment or other service with the Company or its subsidiaries or interfere in any way with the right of the Company and its subsidiaries at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the Optionee’s employment or other service.

14.         Obligation to Execute and Return Award Agreement. This Award Agreement shall be null and void and no option shall be granted hereby in the event the Optionee shall fail to execute and return a counterpart hereof to the Company, at the address set forth in Section 15 hereof, within sixty (60) days from the Grant Date.

15.         Full Satisfaction/Release of Rights. Any payment or issuance or transfer of Shares to the Optionee or his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require the Optionee, legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance or transfer, to execute a release and receipt therefor in such form as it shall determine.

16.         Notices. Any notice to the Company relating to this Award Agreement shall be in writing and delivered to the Company in person, by registered mail or through electronic means approved by the Company at the Company’s main office, 5501Headquarters Drive, Plano, TX 75024, or to such other address as may be hereafter specified by the Company, to the attention of its Secretary. All notices to the Optionee or other person or persons then entitled to exercise this option shall be delivered to the Optionee or such other person or persons at the Optionee’s store location (if employed by the Company or any of its subsidiaries) or the Optionee’s address set forth in the records of the Company.

17.          Provisions of the Plan. The provisions of the Plan, the terms of which are hereby incorporated by reference, shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof. The Optionee acknowledges receipt of a copy of the Plan prior to the execution of this Award Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

18.         Miscellaneous. This Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Award Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Award Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and, except as otherwise provided in the Plan, may not be modified other than by written instrument executed by the parties.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, this Award Agreement has been executed as of the date first above written.

RENT−A−CENTER, INC.

By:

Optionee Name

Optionee Signature

Street Address (No P.O. Box please)

City, State and Zip Code